Exhibit 99.1



          Peter Farwell                      Julie Horton
Contact   Harcourt General         or        GNA Corp.
          (617) 232-8200                     (206) 516-4756

          FOR IMMEDIATE RELEASE


                     GNA COMPLETES PURCHASE OF
               HARCOURT GENERAL INSURANCE COMPANIES

     Chestnut Hill, MA and Seattle, WA, November 1, 1994 --

Harcourt General, Inc. (NYSE:H) and GE Capital today reported that the previously announced sale of Harcourt General's

insurance businesses to GNA Corp., a GE Capital Company, has been completed.  The purchase price was $400 million in cash.

     The Harcourt General Insurance Companies include Federal

Home Life Insurance Company, PHF Life Insurance Company and The

Harvest Life Insurance Company.  The companies underwrite

individual life, health, accident and credit insurance and

annuities.  The deal adds approximately $3 billion of assets to

GNA's existing $13 billion portfolio.

     Harcourt General is a growth-oriented operating company with core businesses in publishing and speciality retailing.  The

Company also provides professional outplacement services to

clients worldwide.

     GNA is a diversified financial services company that

delivers high quality, competitive investment and insurance

products designed to help individuals build and protect wealth.

The company markets annuities and mutual funds in the US through financial institutions, life insurance brokers, securities

brokers and financial planners.  GNA is a subsidiary of GE

Capital, a wholly owned subsidiary of General Electric Company.

GE Capital's activities include equipment management, mid-market financing, specialized financing, speciality insurance and

consumer services.